UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2016

ARCHROCK, INC.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive,
Houston, Texas		77060
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 836-8000

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Archrock, Inc. held its annual meeting of stockholders on April 27, 2016. The following matters, set forth in our proxy statement filed with the Securities and Exchange Commission on March 18, 2016, were voted upon with the results indicated below:

1.	Our stockholders elected the following directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified:

Directors	Votes For	Votes Withheld	Broker Non-Votes
Anne-Marie N. Ainsworth	54,200,006	210,490	5,922,637
Wendell R. Brooks	54,198,910	211,586	5,922,637
D. Bradley Childers	54,194,639	215,857	5,922,637
Gordon T. Hall	54,143,382	267,114	5,922,637
Frances Powell Hawes	54,186,360	224,136	5,922,637
J.W.G. Honeybourne	54,171,010	239,486	5,922,637
James H. Lytal	54,015,622	394,874	5,922,637
Mark A. McCollum	54,186,945	223,551	5,922,637

2.	Our stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2016:

Votes For	Votes Against	Abstentions
59,986,637	246,810	99,686

3.	Our stockholders approved the Second Amendment to the Archrock, Inc. 2013 Stock Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,049,422	23,223,399	137,675	5,922,637

4.	Our stockholders approved the compensation provided to our Named Executive Officers for 2015, as disclosed in the proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,602,063	26,663,440	144,993	5,922,637

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

April 28, 2016	By:	/s/ DAVID S. MILLER
David S. Miller
Senior Vice President and Chief Financial Officer

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